SQUIRE, SANDERS & DEMPSEY L.L.P.

                                                4900 Key Tower
                                                127 Public Square
                                                Cleveland, Ohio  44114-1304

                                                Office:  1.216.479.8500
                                                Fax:     1.216.479.8780
SQUIRE    |   LEGAL
SANDERS   |   COUNSEL
          |   WORLDWIDE

                               February ___, 2002



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:      First Investors Multi-State Insured Tax Free Fund
                  -------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                         Very truly yours,


                                         /s/ Squire, Sanders & Dempsey L.L.P.